                   SCHEDULE 14A INFORMATION

 Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934
                     (Amendment No. ___)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                    Giant Industries, Inc.
       (Name of Registrant as Specified In Its Charter)

                 ----------------------------
           (Name of Person(s) Filing Proxy Statement
                if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11.
     1)  Title of each class of securities to which transaction applies:
         ........................................................
     2)  Aggregate number of securities to which transaction
         applies:
         ........................................................
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         ........................................................
     4)  Proposed maximum aggregate value of transaction:
         ........................................................
     5)  Total fee paid:
         ........................................................
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)  Amount Previously Paid:
         ........................................................
     2)  Form, Schedule or Registration Statement No.:
         ........................................................
     3)  Filing Party:
         ........................................................
     4)  Date Filed:
         ........................................................

GIANT INDUSTRIES, INC.                                       LOGO
23733 NORTH SCOTTSDALE ROAD
SCOTTSDALE, ARIZONA 85255


              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Giant Industries, Inc.:

     The Annual Meeting of Stockholders of Giant Industries, Inc.
(the "Company") will be held at the Radisson Resort Scottsdale, 7171 North Scottsdale Road, Scottsdale, Arizona 85253, on Thursday, May 6, 1999, at 10:00 a.m., for the following purposes:

     1. To elect two directors to Class I of the Board of Directors in accordance with Article FIFTH of the Restated
Certificate of Incorporation;

     2. To consider and act upon a proposal to ratify the appointment by the Board of Directors of Deloitte & Touche LLP as independent auditors for the Company and its subsidiaries for the year ending December 31, 1999; and

     3. To transact such other business as may properly be brought before the meeting or any postponement or adjournment thereof.

     Only holders of record of the Company's Common Stock at the close of business on March 19, 1999, will be entitled to notice of, and to vote at, such meeting. A list of stockholders entitled to vote at the meeting will be open for inspection at the Company's corporate headquarters for any purpose germane to the meeting during ordinary business hours for 10 days prior to the date of the meeting.

     Your attention is directed to the accompanying Proxy Statement. It is important that your shares be represented and voted whether or not you expect to attend the meeting in person. Therefore, please date, sign and complete the enclosed proxy and return it without delay in the enclosed envelope, which requires no postage stamp if mailed in the United States.

                              By Order of the Board of Directors

                              /s/ James E. Acridge
                              ----------------------------------
                              James E. Acridge
                              Chairman of the Board of Directors

Scottsdale, Arizona
March 29, 1999

                      GIANT INDUSTRIES, INC.
                   23733 NORTH SCOTTSDALE ROAD
                    SCOTTSDALE, ARIZONA 85255

                         PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Giant Industries, Inc., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, May 6, 1999, at 10:00 a.m., or at any postponement or adjournment thereof. The Annual Meeting will be held at the Radisson Resort Scottsdale, 7171 North Scottsdale Road, Scottsdale, Arizona 85253.

     This Proxy Statement and the accompanying form of proxy are being first mailed to stockholders on or about March 29, 1999. The stockholder giving the proxy may revoke it at any time before it is exercised at the meeting by: (a) delivering to the Secretary of the Company a written instrument of revocation bearing a date later than the date of the proxy, (b) duly executing and delivering to the Secretary a subsequent proxy relating to the same shares, or
(c) attending the meeting and voting in person (attendance at the meeting will not in and of itself constitute revocation of a proxy). Any proxy that is not revoked will be voted at the Annual Meeting in accordance with the stockholder's instructions. If you return a properly signed and dated proxy card but do not mark any choices on one or more items, your shares will be voted in accordance with the recommendations of the Board of Directors as to such items. The proxy card gives authority to the proxies to vote your shares in their discretion on any other matter properly presented at the Annual Meeting.

     Only holders (the "Stockholders") of the Company's common stock, par value $0.01 per share (the "Common Stock"), at the close of business on March 19, 1999 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof. On the Record Date there were 10,838,767 shares of Common Stock outstanding and 270 record holders of the Company's Common Stock. Each share of Common Stock is entitled to one vote on each matter to be considered at the Annual Meeting. An affirmative vote of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is required for the election of directors, and an affirmative vote of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting is required for approval of all other items being submitted to the Stockholders for their consideration. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will have the effect of a negative vote. Abstentions may be specified on all proposals except the election of directors. Abstentions are included in the determination of the number of shares represented for a quorum. Abstentions will have the effect of a negative vote on a proposal. Broker non-votes are not counted for purposes of determining whether a quorum is present or whether a proposal has been approved. Proxies will be tabulated by the Company's transfer agent. The Company shall, in advance of the Annual Meeting, appoint one or more Inspectors of Election to count all votes and ballots at the Annual Meeting and make a written report thereof.

     Proxies will be solicited from the Company's stockholders by mail. The cost of solicitation of proxies by the Board will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by directors, executive officers and employees of the Company personally, by telephone, or by mail. Forms of proxy material also may be distributed through brokers, custodians and other like parties to the beneficial owners of the Company's Common Stock, and the Company may reimburse such parties for their reasonable out-of-pocket and clerical expenses incurred in connection therewith.

     The Annual Report of the Company for the year ended December
31, 1998, is being mailed to Stockholders with this Proxy
Statement.

                     ELECTION OF DIRECTORS

NOMINEES

     The Board of Directors of the Company consists of six members. In accordance with the terms of the Company's Restated Certificate of Incorporation, the directors are divided into three classes. There are currently two Class I directors, two Class II directors and two Class III directors. The term of office of the two Class I directors expires at the 1999 Annual Meeting of Stockholders.

     The Board of Directors proposes that Mr. Anthony J. Bernitsky and Mr. F. Michael Geddes be elected to serve as the Class I directors for a term of three years until the Annual Meeting of Stockholders in 2002 and until their successors are elected and qualified. Both of these nominees are currently serving as Class I directors, and a brief description of the business experience of each nominee for the last five years is set forth below. UNLESS OTHERWISE INSTRUCTED, THE PERSONS NAMED IN THE ACCOMPANYING PROXY WILL VOTE FOR THE ELECTION OF SUCH NOMINEES. Both nominees have consented to being named herein and have indicated their intention to serve if elected. If for any reason either nominee should become unable to serve as a director, the accompanying proxy may be voted for the election of a substitute nominee designated by the Board of Directors.

NOMINEE                AGE, PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
----------             -------------------------------------------------
Anthony J. Bernitsky   Mr. Anthony J. Bernitsky, age 69, has served
                       as director of the Company since August
                       1996. Mr. Bernitsky also serves as a member of the Compensation Committee and the Nominating Committee. Mr. Bernitsky is co-owner of Sandia Oil Company ("Sandia"), which, through October of 1998, operated a wholesale and retail gasoline business with service stations and convenience stores located in New Mexico and on the Navajo
                       Indian Reservation. Mr. Bernitsky started
                       Sandia in 1982 and has served continuously on its Board of Directors and as its President. Mr. Bernitsky also is a co-owner, officer and director of Sandia Stores and Arlenco Petroleum ("Arlenco"), businesses which are substantially the same as Sandia.
                       Substantially all of the assets of Sandia, Sandia Stores and Arlenco were leased to an unrelated operating company effective
                       November 1, 1998. Mr. Bernitsky also is a director of the New Mexico Petroleum
                       Marketers Association.

F. Michael Geddes      Mr. F. Michael Geddes, age 59, has served
                       as a director of the Company since
                       September 1991 and is a member of the
                       Audit Committee. He has been the Chairman and President of Geddes and Company, a private investment and consulting firm, since October 1978. He also serves as Chairman and Chief Executive Officer of
                       Coe & Van Loo Consultants, Inc., an
                       engineering and land planning firm; CVL
                       Consultants, Inc., a corporation engaged in engineering and land planning; GS&B
                       Holding, Inc., a holding company with
                       ownership interests in a financial futures brokerage firm; Eagle Western Properties
                       Company, a firm involved in real estate
                       management, development and brokerage; and
                       Athearn, Inc., a manufacturer of HO scale model trains.

OTHER DIRECTORS AND EXECUTIVE OFFICERS

     The remaining directors and executive officers of the Company, as of March 1, 1999, are listed below:

NAME                   AGE   POSITION                    CLASS(1)
----                   ---   ------------------------    --------

James E. Acridge        58   Chairman of the Board,       III
                             President and                2001
                             Chief Executive Officer

Richard T. Kalen, Jr.   56   Director                     III
                                                          2001

Fredric L. Holliger     51   Director, Executive Vice     II
                             President and Chief          2000
                             Operating Officer

Harry S. Howard, Jr.    81   Director                     II
                                                          2000
Morgan Gust             51   Executive Vice President

Monte N. Swetnam        62   Executive Vice President
                             Administration and
                             Corporate Affairs

Jack W. Keller          54   President of Phoenix Fuel Co., Inc.

Philip W. Tomczyk       46   President of the Company's
                             Retail Group Business Unit

Guy W. Yates            59   President of the Company's
                             Refining Group Business Unit

Kim H. Bullerdick       45   Vice President; Director, Legal
                             Department; and Secretary

Mark B. Cox             40   Vice President, Treasurer, Financial
                             Officer and Assistant Secretary

Gary R. Dalke           46   Vice President, Controller,
                             Accounting Officer and Assistant
                             Secretary

_______________
(1) Each director's term of office expires in the year set forth opposite his name above. Directors elected at the Annual Meeting of Stockholders shall be elected for a term of three years and will hold office until their successors have been elected and qualified. Each officer serves until his successor is chosen and qualified or until his earlier resignation or removal.

     James E. Acridge has served as Chairman of the Board of Directors, President and Chief Executive Officer of the Company since October 1989. Mr. Acridge also serves as Chairman of the Nominating Committee. Mr. Acridge started Giant Industries Arizona, Inc. ("Giant Arizona"), the Company's principal wholly-owned subsidiary, in 1969. The Company was formed in 1989 in connection with the concurrent initial public offering of stock by the Company and the reorganization of Giant Arizona and Hixon Development Company ("Hixon"). As a result of the reorganization, Giant Arizona and Hixon became the principal wholly-owned subsidiaries of the Company. Subsequent to the reorganization, Hixon was renamed Giant Exploration and Production Company ("Giant E&P"). Giant E&P sold substantially all of its assets in August 1996. Mr. Acridge has served continuously as the Chairman of the Board of Directors, President and Chief Executive Officer of the Company and Giant Arizona since their formation. Since June 1997, Mr. Acridge also has served as Chairman of the Board of Phoenix Fuel Co., Inc. ("Phoenix Fuel"), an industrial/commercial petroleum products distributor, all of whose stock was acquired by Giant Arizona in June 1997.

     Richard T. Kalen, Jr. has served as a director of the Company since December 1989. Mr. Kalen also serves as Chairman of the Compensation Committee and as a member of the Audit and Nominating Committees. He has been the President and owner of Kalen & Associates, an executive search and consulting firm, since April 1988.

     Fredric L. Holliger has served as a director, Executive Vice President and Chief Operating Officer of the Company since October 1989. Mr. Holliger joined Giant Arizona as Senior Vice President, and President of the Giant Arizona refining division, in February 1989, and continues to serve as a director, Executive Vice President and Chief Operating Officer of Giant Arizona. Mr. Holliger also has served as a director and Chief Executive Officer of Phoenix Fuel since June 1997.

     Harry S. Howard, Jr. has served as a director of the Company since January 1992. He also serves as Chairman of the Audit
Committee and as a member of the Compensation Committee. He is the retired President and Chief Operating Officer of American Can
Company.

     Morgan Gust has served as Executive Vice President of the Company and Giant Arizona since February 1999. From September 1990 through September 1998, Mr. Gust served in various senior management positions for the Company and Giant Arizona, including Vice President, Vice President Administration, General Counsel, and Secretary. From
October 1998 until January 1999, Mr. Gust was not with the Company. Upon returning to the Company in January 1999, Mr. Gust was part of senior management until being elected Vice President by the Board of Directors of the Company on February 25, 1999.

     Monte N. Swetnam has served as Executive Vice President Administration and Corporate Affairs of the Company and Giant Arizona since December 1998 and as Executive Vice President of Giant E&P since January 1994. From October 1997 to December 1998, Mr. Swetnam served as Vice President, Corporate Affairs for Giant Arizona. From November 1996 to October 1997, he served as Vice President, Refining Operations for Giant Arizona.

     Jack W. Keller has served as the President of Phoenix Fuel since December 1996. From 1989 to December 1996, Mr. Keller served in various senior management roles with Phoenix Fuel, including Chief Operating Officer from 1993 to 1996 and General Manager from 1989 to 1993. From December 1997 to September 1998, Mr. Keller also served as Senior Vice President, Marketing Division of Giant Arizona.

     Philip W. Tomczyk has served as the President of the Company's Retail Group Business Unit since February 1999. From December 1997 to February 1999, Mr. Tomczyk served as Senior Vice President of Giant Arizona's Retail Division. From February 1997 to November 1997, Mr. Tomczyk provided consulting services to the Company. From August
1996 to February 1997, Mr. Tomczyk was the President of Discovery & Solutions, a strategic planning consulting firm that he founded. In May 1996, Mr. Tomczyk purchased three apartment buildings that he remodeled and continues to own and operate. From February 1992 to April 1996, Mr. Tomczyk served as a Senior Vice President of Circle
K Corp. where he was responsible for gasoline, engineering, construction, real estate and mergers and acquisitions.

     Guy W. Yates has served as President of the Company's Refining Group Business Unit since February 1999. Prior to that, Mr. Yates served as Senior Vice President, Acquisitions of Giant Arizona from 1997 through February 1999. From 1989 to 1997, Mr. Yates served as Giant Arizona's Vice President, Marketing and Product Supply. From 1982 through 1989, Mr. Yates served as Giant Arizona's Vice President, Marketing.

     Kim H. Bullerdick has served as Vice President; Director, Legal Department and Secretary of the Company and Giant Arizona since December 1998. From September 1998 to December 1998, Mr. Bullerdick served as an Assistant Secretary of the Company and Giant Arizona. Mr. Bullerdick joined Giant Arizona in June 1987 as Corporate Counsel. In August 1995, he was appointed Assistant General Counsel of Giant Arizona, and in 1998, he was appointed Associate General Counsel; Manager, Legal Department; and Manager, Regulatory Affairs.

     Mark B. Cox has served as Vice President, Treasurer, Financial Officer and Assistant Secretary of the Company and Giant Arizona since December 1998. From September 1998 to December 1998, Mr. Cox served as Treasurer and Assistant Secretary of the Company and Giant Arizona. From 1997 to September 1998, Mr. Cox served as Treasurer of the Company and Giant Arizona. From 1994 to 1997, Mr. Cox served as Assistant Treasurer of Giant Arizona.

     Gary R. Dalke has served as Vice President, Controller, Accounting Officer and Assistant Secretary of the Company and Giant Arizona since December 1998. From September 1998 to December 1998, Mr. Dalke served as an Assistant Secretary of the Company and Giant Arizona. From April 1998 to September 1998, Mr. Dalke served as Chief Information Officer of Giant Arizona, and from July 1998 to December 1998, Mr. Dalke served as the Controller for Giant Arizona. From January 1990 to July 1998, Mr. Dalke served as Chief Financial Officer of Phoenix Fuel. From January 1997 to July 1998, Mr. Dalke also was Vice President of Phoenix Fuel, and from June 1997 to September 1998, he was also Treasurer of Phoenix Fuel.

BOARD MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors held 13 meetings during 1998. The Board has established an Audit Committee, a Compensation Committee and a Nominating Committee. During 1998, all incumbent directors attended 75% or more of the aggregate of: (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees on which such director served.

     The Audit Committee of the Board of Directors is comprised of Messrs. Howard (Chairman), Geddes and Kalen. The Audit Committee, among other functions: (i) reviews and recommends the engagement each year of the Company's independent auditors, (ii) consults with the independent auditors on the adequacy of the Company's internal controls, (iii) reviews with the independent auditors the auditors' reports on the Company's financial statements and submits such reports to the Board of Directors with the Committee's recommendations and comments, and (iv) takes such other steps as the Committee deems necessary to carry out the normal functions of an audit committee. The Audit Committee held three meetings during 1998.

     The Compensation Committee of the Board of Directors is comprised of Messrs. Kalen (Chairman), Bernitsky and Howard. The Compensation Committee determines the compensation of the Chief Executive Officer and Chief Operating Officer. It reviews, modifies, if necessary, and approves recommendations by the Chief Executive Officer as to the compensation of other officers and key personnel. It also establishes the Company's annual bonus plans for management each year. In addition, the Compensation Committee oversees the administration of the Company's 1989 Stock Incentive Plan, the Company's 1998 Phantom Stock Plan, and the Company's 1998 Stock Incentive Plan, as each may be amended (collectively, the "Stock Plans"), but any transaction between the Company or the Plans and an executive officer of the Company that involves a grant, award or other acquisition of the Company's equity securities (including phantom stock units issued pursuant to the 1998 Phantom Stock Plan) must be approved by the Board of Directors. The Compensation Committee held two meetings during 1998.

     The Nominating Committee of the Board of Directors is comprised of Messrs. Acridge (Chairman), Bernitsky and Kalen. The Nominating Committee studies and makes recommendations concerning the composition of the Board of Directors and the committees thereof, reviews the qualifications of potential candidates for director of the Company and recommends to the Board nominees for election as directors. The Nominating Committee will also consider as nominees for director persons recommended by the stockholders. Such recommendations should be sent to the Secretary of the Company not later than 120 days preceding the next Annual Meeting of Stockholders at which directors are to be elected and should include the address of the person and a brief description of his or her qualifications. The Nominating Committee did not meet during 1998, and its functions were performed as a part of a meeting of the full Board of Directors.

COMPENSATION OF DIRECTORS

     Each director who is not an employee of the Company is entitled to compensation for services rendered as a board member calculated as follows: (i) $1,500 per month for each calendar month or portion thereof during which such person was a director, (ii) $1,500 for each in-person meeting and $500 for each telephonic meeting of the Board of Directors attended by such director, and (iii) $750 for the Chairman and $500 for each member of the Board's Audit, Compensation and Nominating Committees for each in-person meeting attended by such director. In addition, all directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at Board of Directors and Committee meetings.

                     EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid to the Chief Executive Officer, the only two additional executive officers of the Company who were serving as executive officers at the end of 1998, and two additional individuals for whom disclosure would have been required but for the fact that such individuals were not serving as executive officers of the Company at the end of 1998 (collectively, the "named executive officers") for services rendered to the Company and its subsidiaries during the periods indicated.

                                       SUMMARY COMPENSATION TABLE
                                                                           LONG-TERM
                                                                          COMPENSATION
                                                                          ------------
                                           ANNUAL COMPENSATION               AWARDS
                                ----------------------------------------  ------------
                                                              OTHER        SECURITIES  ALL OTHER
                                                              ANNUAL       UNDERLYING    COMPEN-
NAME AND                                                      COMPEN-       OPTIONS/     SATION
PRINCIPAL POSITION              YEAR  SALARY($)(1)  BONUS($)  SATION ($)    SARS (#)     ($)(2)
-----------------------------   ----  ------------  --------  ----------  ----------   ----------
James E. Acridge                1998    $584,231    $    -0-        (3)    167,401     $4,800
Chairman of the Board,          1997     540,385     101,000        (3)        -0-      6,787
President and Chief Executive   1996     521,366      95,750        (3)        -0-      2,388
Officer

Fredric L. Holliger             1998     347,308         -0-        (3)     50,000      4,800
Director, Executive Vice        1997     315,385      72,500        (3)        -0-      6,787
President and Chief             1996     294,309      79,000        (3)        -0-      7,138
Operating Officer

Morgan Gust (4)                 1998     231,461         -0-        (3)     50,000      4,800
Executive Vice President        1997     232,308      59,800        (3)        -0-      6,787
                                1996     215,396      66,600        (3)        -0-      7,138

Monte N. Swetnam (5)            1998     176,029         -0-        (3)        -0-      4,800
Executive Vice President        1997     170,644      33,390        (3)        -0-      7,233
Administration and              1996     158,077      84,920 $49,190(6)        -0-      7,138
Corporate Affairs

A. Wayne Davenport (7)          1998     184,423         -0-  22,021(8)        -0-      4,800
Vice President and              1997     181,154      18,700        (3)        -0-      6,787
Chief Financial Officer         1996     172,404      30,250        (3)        -0-      5,836

_______________
(1) Includes compensation deferred at the election of the named executive officer.
(2) The amounts disclosed in this column for 1998 represent
    401(k) Company matching contributions of $4,800 for each of the named executive officers.
(3) No such compensation was paid other than perquisites and other personal benefits (including any car allowances and any amounts paid for group medical insurance premiums in excess of amounts paid generally for all salaried employees), which have not been included because their aggregate value did not meet the reporting threshold of the lesser of $50,000 or 10 percent of salary plus bonus.
(4) From October 1998 until January 1999, Mr. Gust was not with the Company.
(5) Mr. Swetnam was elected as an executive officer of the Company by the Board of Directors on December 10, 1998.
(6) Total for 1996 includes $41,711 of moving expenses reimbursed to Mr. Swetnam by the Company.
(7) Effective August 5, 1998, Mr. Davenport ceased serving as an executive officer of the Company. Mr. Davenport, however, continued to receive his base salary through January 31, 1999.
(8) Total for 1998 includes $13,609 of moving expenses reimbursed to Mr. Davenport by the Company and a $7,500 automobile allowance.

     The following table sets forth information concerning options and stock appreciation rights, in the form of phantom stock units
("SARs"), granted to the named executive officers in 1998.

                                             OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                               INDIVIDUAL GRANTS
                      --------------------------------------------------------------------------
                                                                                                          POTENTIAL
                                                                                                          REALIZABLE
                                                                                                          VALUE AT
                                         PERCENT OF                                                       ASSUMED ANNUAL
                         NUMBER OF       TOTAL                                                            RATES OF STOCK
                         SECURITIES      OPTIONS/SARs   EXERCISE    MARKET                                PRICE APPRECIATION
                         UNDERLYING      GRANTED TO     OR BASE     PRICE ON                              FOR OPTION TERM (5)
                         OPTIONS/SARs    EMPLOYEES IN   PRICE       DATE OF       EXPIRATION       ------------------------------
       NAME              GRANTED (#)     FISCAL YEAR    ($/SHARE)   GRANT            DATE              0%        5%        10%
-------------------   ----------------   ------------   ---------   --------   -----------------   ------------------------------
James E. Acridge        167,401 (1)          60.3%       $ 8.875    $ 8.875    December 13, 2008   $      0  $934,339  $2,367,797
Fredric L. Holliger      25,000 (2)(4)        9.0%        12.00      17.00     December 11, 2007    125,000   387,665     788,310
                         25,000 (3)(4)        9.0%        18.50      17.00     December 11, 2007          0   225,165     625,810
Morgan Gust              25,000 (2)(4)        9.0%        12.00      17.00     December 11, 2007    125,000   387,665     788,310
                         25,000 (3)(4)        9.0%        18.50      17.00     December 11, 2007          0   225,165     625,810
Monte N. Swetnam            -0-               N/A           N/A        N/A            N/A               N/A       N/A         N/A
A. Wayne Davenport          -0-               N/A           N/A        N/A            N/A               N/A       N/A         N/A

______________
(1) The options are exercisable at a price equal to the closing price of the Company's Common Stock on the date of grant (December 14, 1998) and vest in three equal annual installments beginning December 14, 1999.
(2) The SARs are exercisable at a price below the closing price of the Company's Common Stock on the date of grant (January
    30, 1998) and vest in three installments of 10,000, 10,000 and 5,000 on August 1, 1998, May 1, 1999 and May 1, 2000.
(3) The SARs are exercisable at a price above the closing price of the Company's Common Stock on the date of grant (January
    30, 1998) and vest in four installments of 5,000, 5,000, 5,000 and 10,000 on December 31, 1998, December 31, 1999, December 31, 2000 and December 31, 2001.
(4) Upon exercise, the recipient is entitled to receive up to, but no more than, an amount in cash (or shares of the Common Stock of the Company or any combination of cash or shares of stock, at the option of the Compensation Committee) equal in value to the sum of: (i) the fair market value (as defined in the 1998 Phantom Stock Plan) of one share of Common Stock over the exercise price of the SAR multiplied by the number of SARs exercised, and (ii) all dividends during the period from the grant date through the date of exercise of the SAR attributable to that number of shares of Common Stock equal to the number of SARs exercised.
(5) The 0%, 5% and 10% assumed rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

     The following table provides information on option exercises during 1998 by the named executive officers and the value of such officers' unexercised options and SARs at December 31, 1998.

                   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FISCAL YEAR-END OPTION/SAR VALUES

                                                            NUMBER OF
                                                      SECURITIES UNDERLYING  VALUE OF UNEXERCISED
                                                      UNEXERCISED OPTIONS/       IN-THE-MONEY
                                                         SARS AT FISCAL         OPTIONS/SARS AT
                           SHARES                        YEAR-END (#)         FISCAL YEAR-END($)
                         ACQUIRED ON      VALUE          EXERCISABLE/            EXERCISABLE/
     NAME              EXERCISE (#)(1)  REALIZED ($)     UNEXERCISABLE         UNEXERCISABLE(2)
---------------------  ---------------  ------------  ---------------------  -------------------
James E. Acridge.....         -0-            -0-         121,714/167,401       $62,021/$83,700
Fredric L. Holliger..         -0-            -0-          55,143/ 35,000 (3)    27,029/    -0-
Morgan Gust..........         -0-            -0-          40,000/ 35,000 (3)    57,500/    -0-
Monte N. Swetnam.....         -0-            -0-           5,000/    -0-           -0-/    -0-
A. Wayne Davenport...         -0-            -0-           5,000/    -0-           625/    -0-

_______________
(1) No stock options were exercised in 1998 by the named executive officers.

(2) Calculated based upon the difference between the closing market price per share for the Company's Common Stock on December 31, 1998, as reported by the New York Stock Exchange, and the exercise price.

(3) Totals include 15,000 exercisable SARs and 35,000 unexercisable SARs.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Mr. Acridge, Mr. Holliger and Mr. Gust. These agreements currently provide for base salary at an annual rate as follows: Mr. Acridge - $570,000, Mr. Holliger - $340,000, and Mr. Gust - $252,000. The
amounts are subject to change during the respective terms of such agreements as the Board of Directors deems appropriate. All three employment agreements expire on December 10, 2000 and automatically extend for successive one-year periods thereafter unless notice of termination is given by the executive or the Company. Each agreement provides that the executive is entitled to participate in any discretionary bonus, stock option, profit sharing, life insurance, hospitalization and medical coverage, and such other benefit plans that may be applicable to the Company's senior executive employees.

     If, absent a change in control of the Company (as defined in the agreement), the executive's employment is terminated by reason of his death or disability (as defined in the agreement), by the Company with cause or by the executive with or without good reason (as defined in the agreement), the executive (or his estate or beneficiaries) is entitled to (i) any base salary that has accrued but not been paid as of the termination date, (ii) reimbursement for expenses incurred by the executive in accordance with applicable Company policy prior to the date of termination, (iii) any accrued and vested benefits required to be provided by the terms of any Company-sponsored benefit plans, together with any amounts required to be paid in the event of the executive's death or disability by applicable law, (iv) any discretionary bonus with respect to a prior fiscal year that has been accrued and been earned but has not been paid, (v) exercise all vested, unexercised stock options outstanding at the termination date in accordance with the plans pursuant to which such options were issued, and (vi) a right of first refusal to cause the transfer, to the extent permitted by the terms of the policies, of the ownership of all key-man life insurance policies maintained by the Company on the executive, such transfer to be at the sole cost and expense of the executive (these amounts collectively referred to as the "Termination Amounts").

     If, absent a change in control of the Company (as defined in the agreement), the executive's employment is terminated by the Company without cause or the Company or the Board of Directors gives written notice to the executive of its intention not to renew the term of the employment agreement, the executive is entitled to receive (i) the Termination Amounts, and (ii) a lump sum payment equal to his then effective full annual base salary.

     If, at any time within a three-year period following a change in control of the Company (as defined in the agreement), the executive's employment is terminated by reason of the executive's death or disability (as defined in the agreement), by the Company with or without cause or by the executive with good reason (as defined in the agreement), or if during such three-year period the term of the agreement is not extended, the executive is entitled to
(i) the Termination Amounts except the rights related to vested stock options described in item (v) above, and (ii) a lump sum payment in an amount equal to three times the sum of: (x) the executive's then effective base salary, and (y) the average of the annual bonuses paid to the executive for the three fiscal years immediately preceding the fiscal year in which the termination occurs. In addition, all unvested stock options or other stock awards owned by the executive that would otherwise have vested after the termination date shall become fully vested and exercisable at the termination date, and the executive (or his estate or beneficiaries) shall have the right to exercise all vested, unexercised stock options or awards outstanding at the termination date (including the accelerated options and awards) in accordance with the terms (except the vesting terms with respect to the accelerated options and awards) of the plans and agreements pursuant to which such options and other awards were issued. For Federal income tax purposes, Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), may limit the deductibility to the Company of any such lump sum payment by the Company. In addition, the Code may require the executive to pay an excise tax on certain amounts in excess of the limits prescribed by the Code. Upon written request to the Company by the executive, the Company must reimburse the executive for certain amounts related to the excise tax paid by the executive.

                 COMPENSATION COMMITTEE REPORT
                   ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors makes this report on executive compensation pursuant to Item 402 of Regulation S-K. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended ("Securities Act"), or the Securities Exchange Act of 1934, as amended ("Exchange Act"), that might incorporate future filings, including this Proxy Statement, in whole or in part, this report and the total return graph which follows this report shall not be incorporated by reference into any such filings, and such information shall be entitled to the benefits provided in Item 402(a)(9).

     The duties of the Compensation Committee include: (i) establishing the appropriate level of compensation for the Chief Executive Officer and the Chief Operating Officer, (ii) reviewing, modifying if necessary, and approving the Chief Executive Officer's recommendations for compensation of other officers and certain key personnel, (iii) formulating and adopting annual bonus plans for management, and (iv) overseeing the administration of the Company's 1989 Stock Incentive Plan, which plan was adopted by the Board of Directors and approved by the stockholders in 1989, the Company's 1998 Stock Incentive Plan, which plan was adopted by the Board of Directors and approved by the stockholders in 1998, and the Company's 1998 Phantom Stock Plan, which plan was adopted by the Board of Directors in 1997 to be effective in 1998 (collectively, the "Stock Plans"). Although the Committee oversees the administration of the Stock Plans, any transaction between the Company or the Stock Plans and an executive officer of the Company that involves a grant, award or other acquisition of the Company's equity securities (including phantom stock units issued pursuant to the 1998 Phantom Stock Plan) must be approved by the Board of Directors.

     Annual bonus plans generally include criteria for cash bonuses for key personnel who, by the nature and scope of their positions, significantly impact the overall results and success of the Company. The purpose of the 1989 Stock Incentive Plan and the 1998 Phantom Stock Plan is to enable the Company and its subsidiaries to obtain and retain competent personnel who will contribute to the Company's success by their ability, ingenuity and industry and to provide incentives to the participating officers and other key employees that are linked directly to increases in stockholder value. The purpose of the 1998 Stock Incentive Plan is to attract, retain and motivate officers and other key employees of and consultants to the Company and its subsidiaries and to provide such persons with incentives and rewards for superior performance linked to the profitability of the Company's business and increases in stockholder value.

     The major elements considered by the Committee in establishing executive compensation are the following:

     (1) The level of compensation paid executive officers in similar positions by other companies. To ensure that pay is competitive, the Committee, from time to time, compares the Company's total compensation and benefits packages with those of other companies in the same or similar industries or with other similar attributes such as size or capitalization. Some, but not all, of these companies are included in the S&P Industrials Index and the S&P Energy Composite Index which are used for comparative purposes in the total return graph which follows this report. Many of the companies used in such indexes are engaged in different businesses than those engaged in by the Company and almost all are larger. The Committee recognizes that the Company's asset and business mix is rather unique given the Company's relatively small size, making direct comparisons of compensation difficult. The Committee also recognizes, however, that total compensation for similar positions must be competitive to attract and retain competent employees.

     (2)  The individual performance of each executive officer.
          Individual performance includes any specific accomplishments of such executive officer, demonstration of job knowledge and skills, teamwork and demonstration of the Company's six core values as set forth in the Company's Strategic Plan.

     (3) The responsibility and authority of each position relative to other positions within the Company.

     (4) Corporate performance and business unit performance. Corporate performance and business unit performance are evaluated both subjectively and objectively. Subjectively, the Compensation Committee discusses and makes its own determination of how the Company and each business unit performed relative to the opportunities and difficulties encountered during the year and relative to the performance of competitors and business conditions. Objectively, corporate performance and business unit performance are measured by earnings, cash flow and other financial results compared to budgeted results.

     (5) Incentives for executive officers to make decisions and take actions which will increase the market value of the Company's Common Stock over the long term and which encourage such officers to remain with the Company as long-term employees.

     In the case of base salary and awards granted under the Stock Plans to executive officers, the application and weight given each of these factors is not done mechanically or quantitatively but rather the Committee uses its discretion, best judgment and the experience of its members to examine the totality of all of the relevant factors. In exercising this discretion, the Committee believes that it tends to give greater weight to factors (1), (2), and (3) above in fixing base salary and any merit/cost of living increase and to factor (5) in making awards under the Stock Plans. In applying factor (1), the Committee believes it has set total compensation approximately in the mid-range of amounts paid to equally competent employees in similar positions at other companies, after giving effect to the fact that the Company does not have a defined benefit or actuarial pension plan while contributions by companies with such plans tend to be quite significant, and the Committee's belief that the Company has historically granted fewer stock options than appears to be the practice at other companies.

     In the case of 1998 bonus plans for executive officers, the Company utilized both a profit bonus plan and bonus plan for managers and executives. The Company's profit bonus plan tied cash bonuses directly to corporate performance and individual performance as follows:

     a. Corporate Performance. Earnings per share must have reached a predetermined threshold before any profit bonus could be paid.

     b. Individual Performance. To be eligible to receive a profit bonus, a participant's overall performance must have been evaluated to be at a level that is at least satisfactory.

     If each of these two criteria was met, executives were eligible to receive a cash bonus in an amount up to two percent of their base pay. A participant, however, had to be employed by the Company on the date any bonus payment was made, which according to the plan could be no later than March 15, 1999. All of the Company's employees were eligible to participate in the profit bonus plan. No bonuses were paid to any employees pursuant to this plan for 1998 as the Company did not reach the plan's earnings per share threshold.

     The Company's bonus plan for managers and executives for 1998 tied cash bonuses directly to the Company's creation of a bonus pool and individual performance as follows:

      a. Bonus Pool. The Company must create a bonus pool from which any bonuses could be paid. The amount of the bonus pool is dependent on Company performance and other factors deemed appropriate.

      b. Individual Performance. To be eligible to receive a bonus, the participant's supervisor must recommend that the participant be considered for a bonus based upon the participant's contributions to the Company's success during the year, beyond those inherent in the participant's job, which the supervisor believes merit financial recognition over and above the participant's regular compensation.

     In the event a bonus pool were created, the participant's supervisor would be responsible for recommending the amount of bonus actually to be paid to a participant. The amount of the recommended bonus would be within the complete and sole discretion of the supervisor. A participant had to be employed by the Company on the date that any bonus payment was made, which according to the plan could be no later than March 15, 1999. No bonuses were paid to any employees pursuant to this plan as the Company did not create a bonus pool for 1998.

     The Company's bonus plans are generally administered as to eligible personnel other than the Chief Executive Officer and Chief Operating Officer by an Administrative Committee consisting of certain designated members of senior management, including the Chief Executive Officer and Chief Operating Officer. As to the Chief Executive Officer and Chief Operating Officer, the amount of cash bonus to be paid pursuant to a plan is administered by the Compensation Committee.

     The Compensation Committee and the Board of Directors reserve the right, in their sole discretion, to amend, modify or eliminate the annual bonus plans or their application or administration, in whole or in part, in future years. If the Compensation Committee determines to continue such a plan to future years, the elements of the plan will be adjusted to reflect the amount of earnings to be required before the plan becomes effective, the range of bonuses payable at various levels of earnings and other such matters.

     The Revenue Reconciliation Act of 1993 includes a provision limiting tax deductions for certain executive compensation in excess of $1,000,000 for each executive. The Committee understands that this limitation generally applies to all compensation otherwise deductible for tax years beginning after December 31, 1993. Qualified performance based compensation, payments made to tax qualified retirement plans and the payment of excludable fringe benefits are, however, not included in the deduction limit. In addition, compensation otherwise subject to the limit paid pursuant to a binding written contract in effect on February 17, 1993 and at all times thereafter is not subject to the deduction limit. The Compensation Committee has analyzed the impact of this tax law on the compensation policies of the Company, has determined that historically the effect of this provision on the taxes paid by the Company is not significant, and has decided for the present to not modify the compensation policies of the Company based on such tax law. The Committee will periodically reconsider its decision as circumstances dictate.

     In applying the foregoing compensation policies to the Chief Executive Officer's compensation for services rendered in 1998, the Compensation Committee authorized an increase in the Chief Executive Officer's salary of $20,000, resulting in his base salary being increased from $550,000 a year to $570,000 a year, effective May 1, 1998. The Compensation Committee authorized this increase after reviewing and considering the foregoing compensation policies, the results of an executive compensation study conducted by the Compensation Committee, and various other materials and information relating to compensation.

     The Chief Executive Officer did not receive a cash bonus for services rendered in 1998 because the Company did not achieve the pretax earnings threshold required before a cash bonus would be paid under the profit bonus plan and no bonus pool was established under the Company's bonus plan for managers and executives. For these same reasons, none of the other executive officers received a cash bonus for 1998.

     During 1998, the Chief Executive Officer did receive a grant of options to acquire 167,401 shares of Company Common Stock pursuant to the Company's 1989 Stock Incentive Plan. One-third of these options vest and become exercisable each year commencing December 14, 1999 at an exercise price of $8.875 per share, which was the fair market value of the Company's Common Stock on the date of the grant. In recommending this grant to the Board of Directors, the Committee weighed the totality of all relevant factors, including: (i) the Chief Executive Officer did not receive a cash bonus for services rendered during 1998; (ii) the Chief Executive Officer voluntarily chose not to accept the full amount of bonuses awarded to him in 1997; (iii) the Chief Executive Officer voluntarily chose not to accept various merit/cost-of-living increases awarded to him in past years; (iv) the Chief Executive Officer voluntarily chose not to accept a special bonus paid to employees in 1994 who had participated in a voluntary salary reduction program; (v) the Company's successful acquisition of seven service station/convenience stores and related assets from DeGuelle Oil Company and DeGuelle Enterprises in February 1998;
(vi) the Company's successful acquisition of 32 service station/convenience stores and related assets, and the lease of one other service station/convenience store, from Kaibab Industries, Inc. in June and July 1998; (vii) the number of options to acquire stock that companies having attributes similar to the Company have granted to their Chief Executive Officers; (viii) the additional incentive provided by the options for the Chief Executive Officer to make decisions and take actions that will increase the market value of the Company's Common Stock over the long term; and (ix) the substantial contribution that the Chief Executive Officer has made to the success of the Company since 1993, when options were last granted to him. In recommending the amount of the options granted, the Committee also considered the options and restricted stock previously granted to the Chief Executive Officer, and the amount of Company Common Stock already owned by the Chief Executive officer, and concluded that the option grant furthers the purposes of the 1989 Stock Incentive Plan.

     Chief Executive Officer:    Compensation Committee:

     James E. Acridge            Richard T. Kalen, Jr.
                                 Anthony J. Bernitsky
                                 Harry S. Howard, Jr.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                   AMONG THE COMPANY, S&P INDUSTRIALS INDEX,
                        AND S&P ENERGY COMPOSITE INDEX


                           1993    1994    1995    1996    1997    1998
                           ----    ----    ----    ----    ----    ----
Giant Industries, Inc.    100      73.17  122.36  141.83  195.07   97.44
S&P Industrials           100     103.82  139.73  171.87  225.18  301.07
S&P Energy Composite      100     103.84  135.78  170.78  213.90  215.05


                SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information concerning the beneficial ownership of the Company's Common Stock as of February 26, 1999 (unless otherwise noted) by: (i) each director and nominee for director of the Company; (ii) each named executive officer; and
(iii) all executive officers and directors of the Company as a group (15 persons). Except as otherwise indicated, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of the Company's Common Stock, except to the extent that authority is shared by spouses under applicable law. The Common Stock constitutes the only outstanding class of equity securities of the Company.

                                                        OPTIONS
                                                      EXERCISABLE                    TOTAL
                                                     WITHIN 60 DAYS              BENEFICIALLY  PERCENT
               NAME                    COMMON STOCK  OF FEBRUARY 26    ESOP(1)       OWNED     OF CLASS
-------------------------------------  ------------  --------------  ----------  ------------  --------
James E. Acridge.....................  2,303,892(2)     121,714      167,308      2,592,914     23.66%
Fredric L. Holliger..................     24,142(3)      40,143        6,619         70,904       *
Morgan Gust..........................        500         25,000        3,943         29,443       *
Monte N. Swetnam.....................          0          5,000          807          5,807       *
A. Wayne Davenport...................        500          5,000          807          6,307       *
Anthony J. Bernitsky.................     30,000(4)           0(5)         0(5)      30,000       *
F. Michael Geddes....................     10,200              0(5)         0(5)      10,200       *
Harry S. Howard, Jr..................      4,500(6)           0(5)         0(5)       4,500       *
Richard T. Kalen, Jr.................        100              0(5)         0(5)         100       *
Executive Officers and
Directors as a Group (15 Persons)....  2,375,949        218,691      191,888      2,786,528     25.20%

*Less than 1%

______________
(1) Shares allocated to the individual's ESOP account as of December 31, 1997, the most recent date for which information as to individual allocations is available. Each ESOP participant has the right to direct the Trustee to vote the participant's proportionate share of all shares of Company
    Common Stock held by the ESOP with such proportionate share being determined by multiplying the total number of shares held by the ESOP by a fraction, the numerator of which is the number of shares allocated to such participant and the denominator of which is the number of shares allocated to all participants' accounts as of the Record Date. The Trustee of the ESOP and the participants have shared dispositive power with respect to the shares allocated to a participant's account.
(2) Mr. Acridge has pledged 2,302,792 shares of his Common Stock to various lenders as security for loans, the proceeds of which were used for general purposes and not to finance the acquisition of Common Stock. Mr. Acridge retains the right to direct the voting and disposition of such shares and the right to receive all dividends, subject to standard default provisions.
(3) Includes 3,000 shares of Common Stock owned by Mr. Holliger's minor children as to which Mr. Holliger disclaims beneficial ownership.
(4) Shares are held in a living trust where Mr. Bernitsky and his spouse are settlors, co-trustees and beneficiaries.
(5) To date, non-employee directors have not participated in the Company's stock incentive plans or the ESOP.
(6) Shares are held in a living trust where Mr. Howard and his spouse are settlors, co-trustees and beneficiaries.

              SHARES OWNED BY CERTAIN SHAREHOLDERS

     The following table sets forth information concerning the beneficial ownership of the Company's Common Stock as of February 26, 1999 (unless otherwise noted) by each stockholder who is known by the Company to own beneficially in excess of 5% of the Company's outstanding Common Stock. Except as set forth below, no other person or entity is known by the Company to beneficially own more than 5% of its outstanding Common Stock.

                                      AMOUNT AND NATURE
          NAME AND ADDRESS              OF BENEFICIAL    PERCENT
        OF BENEFICIAL OWNERS              OWNERSHIP      OF CLASS
------------------------------------  -----------------  --------
James E. Acridge                          2,592,914(1)    23.66%
23733 N. Scottsdale Road
Scottsdale, Arizona 85255

Wells Fargo Bank, N.A.                    1,602,994(2)    14.79%
as Trustee of Giant Industries, Inc.
Employee Stock Ownership Plan
343 Sansome Street, 3rd Floor
San Francisco, California 94163

Dimensional Fund Advisors Inc.              775,200(3)     7.15%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

Nike Securities, L.P.                       728,858(4)     6.72%
1001 Warrenville Road
Suite 300
Lisle, Illinois 60532

______________
(1) The nature of the beneficial ownership of the shares held by Mr. Acridge is described in more detail on page 15 hereof in the table regarding Security Ownership of Management.
(2) Such shares are as reported on a Schedule 13G, dated March 24, 1999, filed by Wells Fargo and Company ("WFC"). The Schedule
    13G states that WFC is filing the Schedule 13G on behalf of certain of its subsidiaries, including Wells Fargo Bank, N.A.
    The total reported includes the shares of Common Stock allocated to the accounts of the named executive officers and the executive officers and directors as a group in the table regarding Security Ownership of Management on page 15 hereof.
(3) Such shares are as reported on a Schedule 13G, dated February
    12, 1999, filed by Dimensional Fund Advisors Inc. ("Dimensional"). The Schedule 13G states that Dimensional, an investment advisor registered under the Investment Company
    Act of 1940 (the "Investment Act"), furnishes investment advice to four investment companies registered under the Investment Act, and serves as investment manager to certain other investment vehicles, including commingled group trusts (collectively, the "Portfolios"). The Schedule 13G further states that in its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the Company's Common Stock owned by the Portfolios. The Schedule 13G states that all the Company's
    Common Stock reported in the Schedule 13G is owned by the Portfolios, and that Dimensional disclaims beneficial ownership of such securities.
(4) Such shares are as reported on Schedule 13G, dated February 12, 1999, filed by Nike Securities L.P., First Trust Advisors
    L.P., and Nike Securities Corporation. According to the
    Schedule 13G, each of such entities has shared voting and dispositive power with respect to all of the shares of the Company's Common Stock reported on the Schedule 13G. The
    Schedule 13G states that Nike Securities L.P. is the sponsor of several unit investment trusts that hold shares of the Company's Common Stock. The Schedule 13G further states that no unit investment trust sponsored by Nike Securities L.P.
    holds 5% or more of the Company's Common Stock. The Schedule
    13G also states that First Trust Advisors, L.P. is an affiliate of Nike Securities L.P. and acts as portfolio supervisor of the unit investment trusts that hold shares of the Company's Common Stock. The Schedule 13G states that
    Nike Securities Corporation is the parent of both Nike
    Securities L.P. and First Trust Advisors L.P.

     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Officers, directors and greater than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon a review of Forms 3 and 4 and any amendments thereto furnished to the Company during 1998, and Forms 5 and any amendments thereto furnished to the Company with respect to 1998, or written representations that no Forms 5 were required, the Company believes that each person who at any time during 1998 was a director, officer, or greater than 10 percent beneficial owner filed on a timely basis reports required by Section 16(a) during 1998 and prior fiscal years.

   COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Kalen, Howard and Bernitsky served on the Compensation Committee throughout 1998. No member of the Committee was an officer or employee or former officer or employee of the Company or any of its subsidiaries. During 1998, there were no relationships required to be disclosed pursuant to Item 402(j)(3) of Regulation S-K.

     Mr. Bernitsky is the founder, co-owner and an officer of Sandia and Arlenco, and serves on their Boards of Directors. During 1998, Sandia and Arlenco made purchases of petroleum products from Giant Arizona in the ordinary course of business totaling $705,466 and $1,591,232, respectively. These purchases were made pursuant to several supply agreements between Giant Arizona and each of Sandia and Arlenco. The agreements continue until canceled by either party upon 30 days notice. Giant Arizona expects Sandia and Arlenco to continue to make purchases in excess of $60,000 per year in the ordinary course of business pursuant to these agreements. The Company believes that these supply agreements are fair to the Company and Giant Arizona, and are in the Company's and Giant Arizona's best interests.

     During 1998, Giant Arizona made purchases of petroleum products from Sandia in the ordinary course of business totaling $433,829. These purchases were pursuant to a short-term supply agreement. The Company believes that the terms of the supply agreement were fair to the Company and Giant Arizona, and were in the Company's and Giant Arizona's best interests.

     In addition, during 1998 Giant Arizona made payments to Sandia of (i) $93,700 for improvements to jobber stations that participate in Giant Arizona's Conoco branding program, (ii) $16,200 for the rent of a service station in Kayenta, Arizona, and (iii) $3,192 for a variety of miscellaneous expenses. The Company believes that the terms of the agreements pursuant to which these payments were made were fair to the Company and Giant Arizona, and were in the Company's and Giant Arizona's best interests.

                     CERTAIN TRANSACTIONS

     Giant Arizona leases approximately 46,467 square feet of land used as a service station site in a shopping center immediately adjacent to the Company's headquarters owned by a partnership controlled by Mr. Acridge. The original 1991 lease agreement established a base rent of $6,875 per month, subject to adjustment upwards every five years based on changes in the Consumer Price Index, for an initial lease term of 10 years with four renewal options of five years each. The rent currently is $7,887 per month. Giant Arizona and the partnership each have a right of first refusal upon any sale of the site or the service station, respectively, during the lease term. During 1998, Giant Arizona paid $109,923 as rent, rental taxes, and common area maintenance expenses under the terms of the lease.

     The partnership described above rents approximately 3,900 square feet of excess office space from Giant Arizona in the Company's headquarters building. The partnership pays annual rent of $17.75 per square foot. The rental arrangement is cancelable by either party on 10 days' prior written notice. In addition, the partnership reimburses Giant Arizona for the cost and expenses of any services performed by Giant Arizona for the benefit of the adjacent shopping center, which is also owned by the partnership. During 1998, the partnership paid Giant Arizona $70,540 as rent and $32,000 as expense reimbursement.

     On May 15, 1998, Giant Arizona purchased 1.76 acres of land in Phoenix, Arizona for the construction of a retail service station/convenience store at the offered price of $890,000 from a limited liability company controlled by Mr. Acridge. This site was part of a parcel of land approximately 14 gross acres in size purchased by the limited liability company in September 1996 at a price of $1,389,465. The 1.76 acre site was appraised for $915,000 as of September 5, 1997 by an appraiser not affiliated with the Company or Mr. Acridge.

     Giant Arizona leases approximately 5,590 square feet of office space in an office building owned by a limited liability company controlled by Mr. Acridge. Giant Arizona pays annual rent of $20.00 per square foot. The initial term of the lease is for five years with one option to renew for an additional five years. During 1998, Giant Arizona paid $74,051 as rent, rental taxes, and common area maintenance expenses under the terms of the lease.

     In addition to the above described space, Giant Arizona leases approximately 8,176 square feet of additional office space in the same building from the limited liability company described above. Pursuant, however, to a sublease between Giant Arizona and a separate limited liability company controlled by Mr. Acridge, Giant Arizona subleases the space to such entity for use as an inn. The initial term for each of the lease and the sublease is for five years with one option to renew for an additional five years, and the rent under each is $20.00 per square foot. All amounts due from Giant Arizona to the lessor under the lease are paid to the lessor by the sublessee under the terms of the sublease. The sublease provides that Giant Arizona may terminate the sublease at any time upon 120 days prior written notice.

     In connection with the 1985 divorce of Mr. Acridge from Christine V. Acridge, Giant Arizona agreed to redeem 1,646 shares of Giant Arizona stock held by Ms. Acridge for $1,500,000. The purchase price was to be paid $275,000 initially followed by 300 monthly payments. The unpaid principal earns interest at the rate of 13.589328% per annum. Mr. Acridge personally guaranteed the obligations of Giant Arizona. In August 1998, in exchange for Mr. Acridge directly assuming the payment obligations of Giant Arizona to Ms. Acridge, Giant Arizona paid Mr. Acridge $1,214,838. In connection with this transaction, a complete release of claims was received from Ms. Acridge.

     In March 1999, the Board of Directors of the Company authorized Giant Arizona, or another appropriate subsidiary of the Company, to assume the obligations of a limited liability company controlled by Mr. Acridge as lessee under a ground lease for a parcel of land in Santa Fe, New Mexico. Giant Arizona intends to develop the property for use in connection with its local operations. The initial term of the lease is for 20 years with four renewal options of five years each. The initial base rent is $144,000 per year and is subject to adjustment upwards every three years based on changes in the Consumer Price Index. In connection with the assumption of the lease obligations by Giant Arizona, the parties currently anticipate that the original lessee will be completely released from its obligations under the lease and Mr. Acridge will be released from a personal guaranty he made on behalf of the original lessee. In connection with the assumption, it currently is anticipated that Giant Arizona will pay the original lessee $208,959, the net amount invested in the property by the original lessee to date. In reaching the decision to approve the transaction, the Board of Directors considered (i) the cost of acquiring a similar parcel in the area, and (ii) the strategic value to Giant Arizona of the location of the property.

     The Company believes that the foregoing transactions are fair to the Company and Giant Arizona, and are in the best interests of the Company and Giant Arizona.

     Certain other related party transactions are described above under the heading "Compensation Committee Interlocks and Insider Participation." It is the policy of the Board of Directors to review all related party transactions at least once a year.

                    INDEBTEDNESS OF MANAGEMENT

     In September 1998, the Company made an unsecured loan to Mr. Acridge, the Company's Chairman of the Board, President and Chief Executive Officer, in the original principal amount of $4,000,000. The loan bore interest at the rate of the prime rate published in the Western Edition of the Wall Street Journal on September 17, 1998 (the "Prime Rate") plus 2%. The loan and all accrued interest was due in one lump sum on December 23, 1999. The purpose of the loan was to, among other things, provide Mr. Acridge with additional liquidity in connection with outstanding loans secured by the Company's Common Stock owned by Mr. Acridge.

     On December 23, 1998, the terms of the loan were modified at the request of Mr. Acridge. The principal amount outstanding was increased to $5,000,000, the interest rate was increased to the Prime Rate plus 3%, and the maturity date was extended to February 28, 2001. In addition, Mr. Acridge agreed to pay all interest accrued through December 31, 1998, and to make semi-annual interest only payments thereafter. The largest principal amount outstanding under the loan during 1998 was, and the currently outstanding principal amount under the loan is, $5,000,000.

     On October 30, 1998, the Company made a loan to A. Wayne Davenport, the Company's former Vice President and Chief Financial Officer, in connection with his departure from the Company. The original principal amount of the loan was $150,000. From October 30, 1998 through January 31, 1999, the loan was interest free. Thereafter, the loan bore interest at the rate of 12 percent per annum. The purpose of the loan was to provide Mr. Davenport funds to purchase a new home in New Mexico while his Arizona home was being sold. The loan was secured by the Arizona property. The loan and all accrued interest thereunder was repaid in full on March 10, 1999. The largest principal amount outstanding under the loan during 1998 was $150,000.

             RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has appointed Deloitte & Touche LLP as independent auditors for the Company for the year ending December 31, 1999, subject to final approval of the Audit Committee and ratification by the Stockholders at the Annual Meeting. Deloitte & Touche LLP served as independent auditors for the Company for the year ended December 31, 1998. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement if they so desire and to respond to appropriate questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS
INDEPENDENT AUDITORS.

                   STOCKHOLDERS' PROPOSALS

     The Company welcomes comments or suggestions from its stockholders. In the event that a stockholder desires to have a proposal formally considered at the 2000 Annual Meeting of Stockholders, and evaluated by the Board for inclusion in the Proxy Statement for that meeting, the proposal must be received in writing by the Secretary of the Company at the address set forth on the first page hereof on or before November 30, 1999.

     In the event that a stockholder desires to present a proposal at the Company's 2000 Annual Meeting without seeking to have the proposal included in the Company's Proxy Statement, Company proxies will not be allowed to use their discretionary voting authority in connection with the proposal if the stockholder provides a written statement to the Company that the stockholder intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Company's voting shares required under applicable law to carry the proposal. The statement must be provided to the Company within the time period specified in the Company's Bylaws for the receipt of stockholder notices. The Company's Bylaws provide that notice of a stockholder proposal must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the Annual Meeting, provided, however, that in the event that less than 100 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Company must set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and, in the event that such business includes a proposal to amend either the Amended and Restated Certificate of Incorporation or By-Laws of the Company, the language of the proposed amendment, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (c) the class and number of shares of capital stock of the Company which are beneficially owned by such stockholder and
(d) any material interest of such stockholder in such business. The stockholder must include the statement in the stockholder's filed proxy materials. Immediately after the stockholder solicits the percentage of stockholders required to carry the proposal, the stockholder must also provide the Company with a statement from a solicitor or other person with knowledge confirming that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of at least the percentage of the Company's voting shares required under applicable law to carry the proposal. All statements should be sent in writing to the Secretary of the Company at the address set forth on the first page hereof.

                         OTHER MATTERS

     The Board of Directors is not aware of any other matters to be presented at the Annual Meeting. If any other matter proper for action at the Annual Meeting should be properly presented, the holders of the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment. If any matter not proper for action at the Annual Meeting should be presented, the holders of the proxy will vote against consideration thereof or action thereon.

                   By Order of the Board of Directors

                   /s/ Kim H. Bullerdick
                   -----------------------------------------
                   Kim H. Bullerdick
                   Secretary, Vice President
                      and Director, Legal Department

Scottsdale, Arizona
March 29, 1999

                        APPENDIX A


PROXY             GIANT INDUSTRIES, INC.                   PROXY
               23733 NORTH SCOTTSDALE ROAD
                SCOTTSDALE, ARIZONA 85255

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF GIANT
INDUSTRIES, INC.


     Gary R. Dalke, Mark B. Cox, and Kim H. Bullerdick, and each of them, are appointed proxies, with full power of substitution, to vote all of the stock of the undersigned shown on the reverse side hereof at the Annual Meeting of Stockholders of Giant Industries, Inc., to be held on Thursday, May 6, 1999, or at any postponement or adjournment thereof, with the same effect as if the undersigned were present and voting the stock on all matters set forth in the Notice of Annual Meeting of Stockholders, dated March 29, 1999, and the Proxy Statement, dated March 29, 1999, as directed on the reverse side hereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. UNLESS OTHERWISE DIRECTED, OR IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL OF THE NOMINEES IN ITEM 1, FOR ITEM 2 AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES OR ANY OF THEM ON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

 PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY
              IN THE ENCLOSED PREPAID ENVELOPE.

         (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE.)

                      GIANT INDUSTRIES, INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK
ONLY.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED
BELOW AND FOR ITEM 2.

                                        FOR    WITHHOLD   FOR ALL
                                        ALL      ALL      EXCEPT

1. Election of Directors-
   Nominees: Anthony J. Bernitsky and   [ ]      [ ]        [ ]
             F. Michael Geddes

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
   NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

   _____________________________________

                                        FOR    AGAINST   ABSTAIN

2. Ratification of the appointment of   [ ]      [ ]       [ ]
   Deloitte & Touche LLP by the Board
   of Directors as the independent
   auditors of the Company and its
   subsidiaries for the fiscal year
   ending December 31, 1999.

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

The undersigned acknowledges receipt of the Notice of Annual
Meeting of Stockholders and Proxy Statement.

Dated:_________________, 1999   Signature(s)_____________________

                                _________________________________
                                Please date and sign EXACTLY as
                                your name or names appear herein.
                                Persons signing in a fiduciary
                                capacity or as corporate officers
                                should so indicate.

                     FOLD AND DETACH HERE

                    YOUR VOTE IS IMPORTANT.

 PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY
                 IN THE ENCLOSED PREPAID ENVELOPE